UNITED STATES
SECURITIES AND EXCHANGE COMMISISSION
WASHINGTON, DC 20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: 12/15/05
(Date of Earliest Event Reported)

DICON FIBEROPTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation or Organization)

000-49939	94-3006185
(Commission File Number)	(IRS Employer Identification No.)

1689 Regatta Blvd.
Richmond, California	94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 620-5000
(Registrant¡¦s Telephone Number, Including Area Code)
_________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

____________________________________________________________________________________________________________

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 15, 2005, DiCon Fiberoptics, Inc. (the "Company") sold approximately eleven (11) acres of land ("Property") adjacent to the Company's facility in Richmond, California, to Pulte Home Corporation ("Pulte").
The total purchase price for the Property was $12.93 million. Pulte paid $0.98 million of the purchase price prior to the close of escrow for the sale and the balance of the purchase price of $11.95 million on the close of escrow for the sale.

The sale was pursuant to a Purchase and Sale Agreement and Preliminary Escrow Instructions between the Company as seller and Pulte as buyer entered into as of February 27, 2004, as amended by a First Amendment, a Second Amendment, a Third Amendment, a Fourth Amendment, a Fifth Amendment, a Sixth Amendment and a Seventh Amendment.

The Sixth Amendment and the Seventh Amendment are attached to this Form 8-K as Exhibits 10.8.6 and 10.8.7, respectively.

On December 16, 2005, the company paid off $5.5 million principal of the mortgage loan with Cathay Bank.

Item 9.01. Financial Statements and Exhibits.

Exhibit.

Exhibit No.	Description

10.8.6	Sixth Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions dated as of December 14, 2005, with Pulte Home Corporation.

10.8.7	Seventh Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions dated as of December 14, 2005, with Pulte Home Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICON FIBEROPTICS, INC.,
(Registrant)

Date: 12/19/2005	By: /s/ Jannett Wang
Name: Jannett Wang
Title: Vice President of Administration
(principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

10.8.6	Sixth Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions dated as of December 14, 2005, with Pulte Home Corporation.

10.8.7	Seventh Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions dated as of December 14, 2005, with Pulte Home Corporation.